Exhibit 10.01

                             JOINT VENTURE AGREEMENT

This Joint Venture Agreement ("JVA") dated February 10, 2010 is between Oxalis Energy Group, Inc., a Nevada Corporation ("OXALIS") and Pepper Rock Resources Corporation, a Nevada Corporation ("PEPPER ROCK"), known individually as "PARTY" or collectively as the "PARTIES" supersedes any and all prior JVA between Oxalis and Pepper Rock .

WHEREAS, Oxalis and Pepper Rock are still desirous in executing a JVA to develop and produce natural gas within the Adams - Baggett Ranch near Ozona, Texas ("Adams's Ranch"),

WHEREAS, Oxalis and Pepper Rock are desirous in Pepper Rock providing capital investment funding for two specific natural gas developments in Section 124 of Adam's Ranch known as Phase I of Oxalis or the "Adam's Ranch Development," as noted below.

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the Parties hereto agree as follows:

                                    AGREEMENT

PREAMBLE: Oxalis shall give Pepper Rock the EXCLUSIVE right to participate in the Adam's Ranch Development as long as Pepper Rock meets its funding obligations, as noted below, as determined by Pepper Rock as being a reasonable time frame to fund the amounts indicated, which is acceptable by Oxalis.

Oxalis has relied on Pepper Rock's representations that they will fund the amounts as noted below on the dates indicated and has therefore made its commitments to others in connection with the Adam's Ranch Development. Failure by Pepper Rock to meet its funding requirements on the dates indicated will cause irrefutable harm to Oxalis.

If Pepper Rock performs on funding its Adam's Ranch Development as agreed, Pepper Rock will have the Exclusive Option to continue with Oxalis I - Phase II in developing Adam's Ranch.

TOTAL PEPPER ROCK INVESTMENT: Five Million Three Hundred Thousand Dollars ($5,300,000) as working capital (the "PEPPER ROCK INVESTMENT") in the Adam's Ranch Development with set tranche amounts and due dates as also further defined herein. The Pepper Rock Investment shall be allocated to the respective Adam's Ranch Development as noted, unless jointly revised by the Parties:

     *    Adams Baggett Ranch Field:

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     *    Drilling  of Ten (10) new wells with an  ESTIMATED
          AFE  cost  of  Five   Hundred   Thousand   Dollars
          ($500,000) per well, with an aggregate investment,
          based on a Fifty/Fifty  (50/50) allocation in each
          well's working  interest after Pepper Rock recoups
          their AFE cost  associated  with the  drilling  of
          each well, or "after payout" ("APO"):                       $5,000,000

          Initial   Investment  of  Three  Hundred  Thousand
          Dollars   ($300,000)   for  the   completion   and
          re-activation  of Two (2) natural gas wells (Wells
          115-1 and 115-3) due by February 10,  2010,  based
          on a  50/50  allocation  in  each  well's  working
          interest:                                                   $  300,000

                                                                      $5,300,000

Upon successful funding of its Pepper Rock Investment, as agreed to by funding date and amount, Oxalis shall assign to Pepper Rock Fifty Percent (50%) of its working interest in each of the Adam's Ranch Development to Pepper Rock after payout ("APO") of Pepper Rock's drilling costs per well.

INITIAL INVESTMENT TRANCHE:       Pepper  Rock's  initial  investment  is  Three
                                  Hundred Thousand Dollars ($300,000)  ("INITIAL
                                  PEPPER ROCK INVESTMENT"), the allocation of which is noted above.

FINAL INVESTMENT TRANCHE:         Pepper  Rock will  invest  the  balance of its
                                  Pepper Rock Investment as follows:

                                   * Development of One (1) new natural gas well per month as follows:

                                        *    Five   Hundred   Thousand   Dollars
                                             ($500,000)  per month on a mutually
                                             agreed upon "To Be Determined" date
                                             and    each    succeeding     month
                                             thereafter for Nine (9) consecutive
                                             months  so  that  at the end of the
                                             Nine (9) month period,  Pepper Rock
                                             would have  invested in Twenty (10)
                                             natural  gas wells at a cost not to
                                             exceed   Five   Hundred    Thousand
                                             Dollars  ($500,000) per natural gas
                                             well.

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TRANCHE ALLOCATION:               The Pepper Rock Investment  shall be allocated
                                  to the Adam's Ranch Development, as noted above, unless a different allocation of the Pepper Rock Investment is mutually agreed upon between the Parties.

ADAM'S RANCH DEVELOPMENT
AND SCOPE:                        1)   ADAMS-BAGGETT RANCH FIELD (THE "RANCH"),
                                        CROCKETT  COUNTY,   TX  --  DRILLING  OF
                                        TWENTY  (10) NEW  WELLS IN TEN (10) WELL
                                        TRANCHES

                                        An  investment  in the  drilling  of ten
                                        (10)  natural  gas  wells in the  Adam's
                                        Ranch Development through the assignment
                                        of  Fifty   Percent   (50%)  of  Oxalis'
                                        working    interest    in    ten    (10)
                                        Adams-Baggett  Term  Assignments held by
                                        Oxalis under the following terms and conditions:

                                        a.   Oxalis  shall assign to Pepper Rock
                                             Fifty  Percent (50%) of its working
                                             interest    APO   in    Ten    (10)
                                             Adams-Baggett  Term  Assignments to
                                             drill  for  natural  gas  under the
                                             following   terms  and   conditions
                                             ("Natural Gas Program"):

                                        1.   Each  Adams-Baggett Term Assignment
                                             /  natural  gas  well   development
                                             carries  a  cost  of  Five  Hundred
                                             Thousand   United  States   Dollars
                                             ($500,000   USD)  for  a   proposed
                                             aggregate   cost  of  Five  Million
                                             United States  Dollars  ($5,000,000
                                             USD);

                                        2.   Pepper Rock has agreed to invest in
                                             the drilling of One (1) natural gas
                                             well per month  starting  in April,
                                             2010  at a  cost  of  Five  Hundred
                                             Thousand   United  States   Dollars
                                             ($500,000 USD) per natural gas well
                                             and  payable  to  Oxalis,  as noted
                                             below,  until  such time as the ten
                                             (10) wells tranche is completed;

                                        3.   If   Pepper   Rock   fulfills   its
                                             obligation to drill One (1) natural
                                             gas well per month with the payment
                                             thereof,  as noted  herein,  on the
                                             first   tranche  of  the  ten  (10)
                                             Natural Gas  Program,  Oxalis shall
                                             assign    a    second    ten   (10)
                                             Adams-Baggett  Term  Assignments to
                                             Pepper Rock;

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                                        b.   If Pepper Rock does not fulfill its
                                             obligation  to drill  at least  One
                                             (1) natural gas well per month at a
                                             cost  of  Five   Hundred   Thousand
                                             United  States  Dollars   ($500,000
                                             USD)  per  well  [and  the  payment
                                             thereof as noted herein], then:

                                        1.   Pepper  Rock  forfeits  any further
                                             claims, rights,  interest,  etc. in
                                             the   remaining   first   ten  (10)
                                             Natural  Gas  Program  tranche  and
                                             Oxalis  has no  further  obligation
                                             whatsoever  to  assign  any  of the
                                             remaining  Natural  Gas  Program to
                                             Pepper Rock and

                                        2.   Pepper Rock has no claims,  rights,
                                             interest,  etc.  in the  second Ten
                                             (10) Natural gas Program and Oxalis
                                             has    no    further     obligation
                                             whatsoever  to  assign  the  second
                                             (10)  Natural Gas Program to Pepper
                                             Rock.

PEPPER ROCK EXCLUSIVITY: Oxalis warrants that during the term of this JVA, Pepper Rock has the exclusive right to participate with Oxalis in each of the Adam's Ranch Development, subject to Pepper Rock funding its Pepper Rock Investment in full.

PEPPER ROCK PERFORMANCE: If Pepper Rock does not make ANY of its Pepper Rock Investment as defined herein and in the time period that it, Pepper Rock, has determined to be achievable and accepted by Oxalis, then Pepper Rock shall forfeit any and all interest in and to each of the Adam's Ranch Development.

OXALIS EXCLUSIVITY: Oxalis warrants and represents that it has an exclusive, written and legally binding agreement with the Adams Family for the development of the Adam's Ranch Development as noted above (the "Adam's Exclusivity"). As long as Oxalis complies with the terms of its Adam's Exclusivity, no other Operator or entity has the right to the Adam's Ranch Development and that Oxalis shall retain this exclusive agreement as long as the Parties comply with the Adam's Exclusivity guidelines. Oxalis agrees to provide a copy of the exclusivity agreement to Pepper Rock as part of its due diligence review.

OXALIS PERFORMANCE: Oxalis agrees to exercise prudent diligence time forward to ensure that the Adam's Exclusivity remains in full force for the duration of the defined scope of work as contemplated on the Adams Ranch Development as noted above.

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TAX BENEFITS:  The allocation of tax benefits  associated  with all  development activity co-funded by the Parties pursuant to this JVA, shall be shared between the Parties according to their prevailing working interest in connection with the Adam's Ranch Development as noted above, under the premise that Pepper Rock has funded in full its Pepper Rock Investment.

GOVERNING LAW / VENUE: All legal issues / litigation will be governed by the laws of the State of California with the venue of the County of Los Angeles.

PREVAILING PARTY: If any legal action or other proceedings is brought for a breach of this JVA or any of the warranties herein or therein, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in bringing such action or proceeding, in addition to any other relief to which such party may be entitled.

ARBITRATION: Any dispute arising out of or relating to this JVA, including the breach, termination or validity thereof, shall be finally resolved by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules ("RULES") in effect at the time the request for arbitration is filed. The number of arbitrators shall be three and shall be appointed in accord with such Rules. The place of the arbitration shall be in the County of Los Angeles, State of California. The governing law shall be the substantive law of the state of State of California, without regard to its choice of law rules.

Pre-hearing discovery shall be limited. The Parties shall produce documents that support any claim or defense to be decided by the panel. Document requests may be served if approved by the panel. The panel shall set the timing for any production. Depositions shall not be allowed except upon showing of good cause as determined by the panel. To the extent discovery shall be allowed, it shall be subject to the Federal Rules of Civil Procedure and Federal Rules or Evidence.

The Parties shall be limited in seeking interim or emergency relief to the methods set forth in the Rules. The Parties shall not seek emergency relief from any court, forum or tribunal in the State of California, any other state which has jurisdiction over the Parties, or any federal court. Any award shall be enforced in accordance with the Rules.

SEVERABILITY: If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this JVA, then such unenforceable provision shall be deemed eliminated from this JVA for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this JVA be deemed to be valid and binding agreements enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or

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unenforceable,  such  provision  shall be  construed  by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

COUNTERPARTS: This JVA may be executed in any number of counterparts and by each of the Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

HEADINGS: All descriptive headings in this JVA are inserted for convenience only and shall be disregarded in construing or applying any provision of this JVA.

CONFIDENTIAL INFORMATION: Except as required in the performance of obligations hereunder, or otherwise specifically required by law, or with the prior consent of the Parties on a case-by-case basis, each Party shall forever hold confidential and shall not in any manner disclose, use for personal benefit, or directly or indirectly use for the benefit of any other person, Confidential Information that has come or shall hereafter come into each other Parties possession. The Parties recognize the importance of protecting its and the other Party's Confidential Information and further recognizes that this restriction shall continue in full force and effect for a period not to exceed Thirty-six
(36) months after termination of this JVA. No later than the end of the Term of this JVA, the Parties shall return to one another, without making retaining copies thereof, all documents, records, computer information, maps and charts and other repositories containing Confidential Information.

ASSIGNMENT: Neither Party shall have the right to assign this JVA. The rights and obligations of this JVA shall bind and benefit any successors or assigns of the Parties.

AMENDMENTS & WAIVERS: No amendment or waiver of any term, provision or condition of this JVA shall be effective, unless in writing and executed by the Parties. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any Person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this JVA or a waiver of any right or remedy of any party hereto.

LIMITS OF PEPPER ROCK RESPONSIBILITY; INDEMNIFICATION: Oxalis will indemnify and hold harmless Pepper Rock and its officers, directors, principals, partners, members, employees, agents, representatives and affiliates (each being an "Indemnified Party") from and against any and all losses, claims, actions, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, made by any third party or otherwise, relating to or arising out of the Services or other matters referred to in or contemplated by this JVA or the engagement of such Indemnified

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Party  pursuant  to,  and the  performance  by such  Indemnified  Party,  of the
Services or other matters referred to or contemplated by this JVA, and Oxalis will reimburse Pepper Rock for all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatening claim, or any action or proceeding arising there from, if and when Pepper Rock is a named party thereto.

Oxalis shall, to the full extent lawful, reimburse, indemnify and hold the Indemnified Parties harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys' fees) in respect of or arising from any acts or omissions of such Indemnified Party made in good faith in the performance of Pepper Rock's duties under this JVA and not constituting such Indemnified Party's bad faith, willful misconduct, gross negligence or reckless disregard of Pepper Rock's duties under this JVA. Notwithstanding the foregoing provisions of this paragraph, Oxalis shall not be obligated to reimburse, indemnify and hold any Indemnified Party harmless if such indemnification would not be permitted under the terms and provisions of this JVA.

The indemnifying Party's obligations under this Section are subject to:

     i) the other Party giving prompt notice of such action, claim or threat and all applicable information in the indemnifying party's possession with respect thereto;

     ii) the other party giving reasonable assistance at the indemnifying party's expense in connection therewith; and,

     iii) the indemnifying party having sole authority to control, defends, and settles the matter.

LIMITS OF OXALIS RESPONSIBILITY; INDEMNIFICATION: Pepper Rock will indemnify and hold harmless Oxalis and its officers, directors, principals, partners, members, employees, agents, representatives and affiliates (each being an "Indemnified Party") from and against any and all losses, claims, actions, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, made by any third party or otherwise, relating to or arising out of the Services or other matters referred to in or contemplated by this JVA or the engagement of such Indemnified Party pursuant to, and the performance by such Indemnified Party, of the Services or other matters referred to or contemplated by this JVA, and Pepper Rock will reimburse Oxalis for all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatening claim, or any action or proceeding arising there from, if and when Oxalis is a named party thereto.

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Pepper Rock shall, to the full extent lawful, reimburse,  indemnify and hold the
Indemnified Parties harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys' fees) in respect of or arising from any acts or omissions of such Indemnified Party made in good faith in the performance of Oxalis' duties under this JVA and not constituting such Indemnified Party's bad faith, willful misconduct, gross negligence or reckless disregard of Oxalis' duties under this JVA. Notwithstanding the foregoing provisions of this paragraph, Pepper Rock shall not be obligated to reimburse, indemnify and hold any Indemnified Party harmless if such indemnification would not be permitted under the terms and provisions of this JVA.

The indemnifying Party's obligations under this Section are subject to:

     i) the other Party giving prompt notice of such action, claim or threat and all applicable information in the indemnifying party's possession with respect thereto;

     ii) the other party giving reasonable assistance at the indemnifying party's expense in connection therewith; and,

     iii) the indemnifying party having sole authority to control, defends, and settles the matter.

NO CONFLICTS: Pepper Rock represents and warrants that performance of this JVA does not and will not breach any other agreement to which Pepper Rock is a party. Pepper Rock further represents and warrants that Pepper Rock has not entered into and agrees not to enter into, any agreement, either oral or written, in conflict with or in violation of this JVA.

Oxalis represents and warrants that performance of this JVA does not and will not breach any other agreement to which Oxalis is a party. Oxalis further represents and warrants that Oxalis has not entered into, and agrees not to enter into, any agreement, either oral or written, in conflict with or in violation of this JVA.

BINDING OBLIGATION: Upon its execution and delivery, this JVA shall constitute the valid and binding obligation of a Party and the Parties, enforceable against the Parties or a Party in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

AUTHORITY: The Parties represent that they have the full power and authority to enter into and perform this JVA and that the Parties have authorized the execution, delivery, and performance of this JVA.

COMPLIANCE WITH LAWS: The Parties agree that in the course of fulfilling their respective responsibilities under this JVA, the Parties shall not engage in any

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conduct, furnish any information or take any other action which would violate or cause either Party to violate any United States law or lose any United States federal tax benefits, including but not limited to any of the activities described in or prohibited by The Foreign Corrupt Practices Act of 1977, Section 999 of The Internal Revenue Code of 1986, The Export Administration Act of 1984, and all regulations promulgated hereunder.

Furthermore, the Parties agree that in during the Term of this JVA and provisions set forth herein, the Parties will use all reasonable efforts to comply with and avoid violation of any applicable laws of the United States of America, any state as well as any other jurisdiction or political subdivision thereof the Parties do business in, including regulations, rules and orders promulgated under such laws and customs having the effect of law. Without limiting the generality of the foregoing, the Parties will not make any offer, payment, promise to pay or authorization of the payment of any money, or any offer, gift, promise to give, or authorization of the giving of anything of value, directly or indirectly, to any government official, political party, party official, or candidate for public or political office to induce such persons to use their influence with a government or instrumentality in order to obtain an improper business advantage for the Parties.

EQUITABLE REMEDIES: The Parties acknowledge that irreparable injury will result to the other Party from violation of any of the terms of this JVA. Therefore, the Parties expressly agree that the other Party shall be entitled, in addition to damages and any other remedies provided by law, to an injunction (without notice and without the necessity of posting a bond) or other equitable remedy respecting such violation or continued violation.

COUNSEL; INTERPRETATION: The Parties to this JVA acknowledges that such Party has caused this JVA to be reviewed and/or had the opportunity to have it approved by legal counsel of such party's own choice. The Parties have negotiated the provisions of this JVA, and any presumption that an ambiguity contained in this JVA shall be construed against the Party that caused this JVA to be drafted shall not apply to the interpretation of this JVA.

ENTIRE AGREEMENT: This JVA contain the entire understanding of the Parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

POST JVA PLAN: Upon execution of this JVA, Pepper Rock will immediately initiate their due diligence and advise Oxalis if they desire to proceed under the terms of this JVA within ten (10) days after execution of this JVA. However, it is expressively agreed upon between the Parties that Pepper Rock may not make any announcement regarding its proposed investment in any of the AMIs until such time as Pepper Rock has completed its due diligence and has funded its Initial Investment Tranche.

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If Pepper Rock decides, for whatever reason, not to proceed with its Pepper Rock
Investment in any or all of the AMIs at the end of its ten (10) day due diligence period, then this JVA shall immediately become null and void.

NOTICES: Any notice or communication provided for or required by this JVA to be in writing shall be:

     a.   Hand delivered

     b.   Sent by certified mail with full postage, or

     c.   Sent by overnight courier service with proof of delivery.

Any notice so sent shall be deemed received upon the earlier of an actual receipt or Three (3) business days after proper posting.

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The  addresses of the Parties shall be as indicated  below,  but the Parties may change their notice addresses by giving written notice of such change to the other Party at its current address.

OXALIS ENERGY GROUP, INC.                       PEPPER ROCK RESOURCES CORP.
7026 Old Katy Road, Suite 254                   One Lincoln Center 18 West
Houston, TX  77024                              140 Butterfield Road, 15th Floor
(310) 402-8682                                  Oakbrook Terrace,IL  60181
Fax: (310) 454-6192                             Fax: (630) 613-787
Attn: Don Sullivan                              Attn: Phil Kueber

Agreed on this 10TH day of February, 2010,

OXALIS ENERGY GROUP, INC.                       PEPPER ROCK RESOURCES CORP.


/s/ Donald Sullivan                             /s/ Phil Kueber
--------------------------------                --------------------------------
Donald Sullivan                                 Phil Kueber


--------------------------------                --------------------------------
Title                                           Title

                                   END OF JVA


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